Exhibit 99.1
Aerie Pharmaceuticals Reports Second Quarter 2022 Financial Results and Provides Business Update
Second Quarter Glaucoma Franchise Net Revenues of $33.3 Million, up 23% over Second Quarter 2021
Outlook for Net Cash Used Expected to Be Less Than $20 Million per Quarter, on Average, for the Remainder of 2022
Aerie Expects to be Cash Flow Break Even During 2024
Durham, North Carolina, August 4, 2022 — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), a pharmaceutical company focused on the discovery, development, and commercialization of first-in-class ophthalmic therapies, today reports financial results for the second quarter ended June 30, 2022 and provides its business and pipeline objectives and financial guidance for 2022 and beyond, including its expectation to achieve cash flow break even during 2024.
“Aerie delivered a strong second quarter performance and executed well across our three strategic pillars of growth. Our first-in-class glaucoma franchise showed continued, solid, year-over-year growth, in line with our expectations. Early feedback from target prescribers on the refreshed messaging of why and where to use Rocklatan® and Rhopressa® is encouraging and positive. We remain excited about the prospects for AR-15512 as a potential best-in-class agent for patients with dry eye disease and remain on track to report top line data from the Phase 3 registrational efficacy studies, COMET-2 and COMET-3, in the second half of 2023. Additionally, we continue to drive operational efficiencies and further reduced our net cash used, while continuing to grow revenue and advance our pipeline,” said Raj Kannan, Chief Executive Officer of Aerie Pharmaceuticals.
Mr. Kannan concluded, “We believe that our growing commercial franchise, coupled with increasing operational efficiencies, puts us in a strong position to deliver on our goals for 2022 and beyond and to achieve cash flow break even during 2024.”
Second Quarter Financial Results and Highlights
For the quarter ended June 30, 2022, Aerie reported results compared to the quarter ended June 30, 2021:
•Total glaucoma franchise net product revenues of $33.3 million, up 23% compared to $27.2 million
•Net loss of $19.4 million, an improvement of 50% compared to a net loss of $38.7 million
•Net loss per share (diluted) of $0.41 compared to a net loss per share (diluted) of $0.84
•Non-GAAP net loss of $15.4 million compared to non-GAAP net loss of $30.7 million
•Non-GAAP net loss per share (diluted) of $0.32 compared to non-GAAP net loss per share (diluted) of $0.67

Balance Sheet and Liquidity Highlights
•Cash, cash equivalents, and investments were $184.4 million as of June 30, 2022 compared to $139.8 million as of December 31, 2021.
•During the second quarter of 2022, our net cash used in operating activities was $13.2 million and total net change in cash, cash equivalents, and investments (total net cash used) was $14.9 million.
Outlook for 2022 and Beyond: Business and Pipeline Objectives & Financial Guidance
Aerie updates its business and pipeline objectives and previous financial guidance for the full year 2022 and provides guidance on its expectation to achieve cash flow break even during 2024:
•Total glaucoma franchise net product revenues guidance: $130 million to $140 million, up 16% to 25% versus 2021
•Total net cash used: Expected to be less than $20 million per quarter, on average, for the remainder of 2022
•Timing to be cash flow break even: Expected during 2024
•For AR-15512 in dry eye, the initiation of the COMET-4 safety study, the last Phase 3 registrational study: Expected in the fourth quarter of 2022
•Investigational New Drug Application submission for AR-14034 in wet age-related macular degeneration: Expected in the fourth quarter of 2022
Conference Call /Webcast Information:
Aerie will host a live conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss Aerie’s financial results and provide a general business update.
Details:

Date: Conference Call Time: Suggested Dial-in Time: Dial-in Registration: Webcast Registration:
August 4, 2022
5:00 p.m. ET
15 minutes prior to ensure time for any required software download
https://register.vevent.com/register/BId8b7ccdcffe84e59968695ab786852e7
https://edge.media-server.com/mmc/p/nsisv7ze

Following the conference call, a replay of the call will be on the Company's website at https://investors.aeriepharma.com/events-and-presentations/presentations.
About Aerie Pharmaceuticals, Inc.
Aerie is a pharmaceutical company focused on the discovery, development, and commercialization of first-in-class ophthalmic therapies for the treatment of patients with eye diseases and conditions including open-angle glaucoma, dry eye, diabetic macular edema (DME), and wet age-related macular degeneration (wet AMD). Aerie’s product portfolio includes two U.S. Food and Drug Administration (FDA) approved products and a pipeline of three product candidates in clinical development. Aerie’s novel product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil (0.02%) and latanoprost ophthalmic solution (0.005%)), was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie’s novel product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the FDA for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. More information on Aerie Pharmaceuticals is available at www.aeriepharma.com.
Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our commercial franchise and our pipeline, any guidance, internal assumptions or timelines, future liquidity, cash balances or financing transactions, our ongoing and anticipated preclinical studies and clinical trials, FDA regulatory approvals and effectiveness of any product, product candidates or future product candidates, and our expectations for full year 2022 and beyond. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change, and other factors beyond our control and depend on regulatory approvals and macroeconomic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. In particular, FDA and European Medicines Agency (EMA) approval of Rocklatan® and Rhopressa®, and Medicines and Healthcare products Regulatory Agency (MHRA) authorization of Roclanda® does not guarantee regulatory approval of Rocklatan®, Rhopressa®, or Roclanda® in other jurisdictions, and there can be no assurance that we will receive regulatory approval for Rocklatan®, Rhopressa®, or Roclanda® in such other jurisdictions. In addition, FDA approval of Rocklatan® and Rhopressa® does not guarantee FDA approval of our product candidates or any future product candidates and there can be no assurance that we will receive FDA approval for our product candidates or any future product candidates. Furthermore, the acceptance of the Investigational New Drug Applications by the FDA for our product candidates does not guarantee FDA approval of such product candidates and the outcomes of later clinical trials for our product candidates may not be sufficient to submit a New Drug Application (NDA) with the FDA or to receive FDA approval. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss and adjusted net loss per share (also referred to herein as non-GAAP net loss and non-GAAP net loss per share). For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share (Non-GAAP)” tables in this press release.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	JUNE 30, 2022	DECEMBER 31, 2021
Assets
Current assets
Cash and cash equivalents	$39,442	$37,187
Short-term investments	144,930	102,614
Accounts receivable, net	68,081	68,828
Inventory	47,007	40,410
Licensing receivable	—	90,000
Prepaid expenses and other current assets	11,950	16,611
Total current assets	311,410	355,650
Property, plant, and equipment, net	50,829	51,472
Operating lease right-of-use-assets	21,560	22,669
Other assets	1,541	1,600
Total assets	$385,340	$431,391
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$9,279	$8,285
Accrued expenses and other current liabilities	105,639	112,341
Operating lease liabilities	4,744	4,365
Total current liabilities	119,662	124,991
Convertible notes, net	312,130	234,527
Deferred revenue, non-current	70,438	64,315
Operating lease liabilities, non-current	20,420	21,751
Other non-current liabilities	3,824	3,140
Total liabilities	526,474	448,724
Stockholders’ deficit
Common stock	48	48
Additional paid-in capital	1,020,822	1,136,656
Accumulated other comprehensive loss	(793)	(126)
Accumulated deficit	(1,161,211)	(1,153,911)
Total stockholders’ deficit	(141,134)	(17,333)
Total liabilities and stockholders’ deficit	$385,340	$431,391

AERIE PHARMACEUTICALS, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
Product revenues, net	$33,311	$27,185	$63,146	$50,155
Total revenues, net	33,311	27,185	63,146	50,155
Costs and expenses:
Cost of goods sold	3,741	6,177	10,521	12,877
Selling, general, and administrative	28,149	34,542	59,673	67,140
Research and development	19,558	17,967	44,732	35,858
Total costs and expenses	51,448	58,686	114,926	115,875
Loss from operations	(18,137)	(31,501)	(51,780)	(65,720)
Other expense, net	(1,186)	(7,169)	(2,741)	(14,883)
Loss before income taxes	(19,323)	(38,670)	(54,521)	(80,603)
Income tax expense	48	18	741	49
Net loss	$(19,371)	$(38,688)	$(55,262)	$(80,652)
Net loss per common share—basic and diluted	$(0.41)	$(0.84)	$(1.16)	$(1.75)

Weighted average number of common shares outstanding—basic and diluted	47,564,283	46,197,656	47,542,287	46,153,613

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(19,371)	$(38,688)	$(55,262)	$(80,652)
Add-back: stock-based compensation expense	3,958	7,996	8,590	16,745
Adjusted net loss	$(15,413)	$(30,692)	$(46,672)	$(63,907)

Cost of goods sold (GAAP)	$3,741	$6,177	$10,521	$12,877
Less: stock-based compensation expense	(70)	(431)	(232)	(938)
Adjusted cost of goods sold	$3,671	$5,746	$10,289	$11,939

Selling, general, and administrative expenses (GAAP)	$28,149	$34,542	$59,673	$67,140
Less: stock-based compensation expense	(2,636)	(5,598)	(5,770)	(11,853)
Adjusted selling, general, and administrative expenses	$25,513	$28,944	$53,903	$55,287

Research and development expenses (GAAP)	$19,558	$17,967	$44,732	$35,858
Less: stock-based compensation expense	(1,252)	(1,967)	(2,588)	(3,954)
Adjusted research and development expenses	$18,306	$16,000	$42,144	$31,904

Total operating expenses (GAAP)	$47,707	$52,509	$104,405	$102,998
Less: stock-based compensation expense	(3,888)	(7,565)	(8,358)	(15,807)
Adjusted total operating expenses	$43,819	$44,944	$96,047	$87,191

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share (Non-GAAP)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
Net loss per common share—basic and diluted (GAAP)	$(0.41)	$(0.84)	$(1.16)	$(1.75)
Add-back: stock-based compensation expense	0.09	0.17	0.18	0.37
Adjusted net loss per share—basic and diluted (Non-GAAP)	$(0.32)	$(0.67)	$(0.98)	$(1.38)
Weighted average number of common shares outstanding—basic and diluted	47,564,283	46,197,656	47,542,287	46,153,613

Contacts
Media:
Carolyn McAuliffe
cmcauliffe@aeriepharma.com
(949) 526-8733

Investors:
LifeSci Advisors on behalf of Aerie Pharmaceuticals, Inc.
Hans Vitzthum
hans@lifesciadvisors.com
(617) 430-7578